Exhibit 5.1 PEARLMAN LAW GROUP LLP Attorneys-at-Law 200 South Andrews Avenue, Suite 901 Fort Lauderdale, Florida 33301-2068 (954) 880-9484 April 1, 2020 Inuvo, Inc. 500 President Clinton Boulevard Suite 300 Little Rock, Arkansas 72211 Ladies and Gentlemen: We have acted as securities counsel for Inuvo, Inc., a Nevada corporation (the “Company”), in connection with the issuance of 1,400,285 shares (the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”). The Shares are included in a Registration Statement on Form S-3 (File No. 333-220317) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and declared effective by the Commission on September 8, 2017, a base prospectus, dated September 8, 2017, included in the Registration Statement at the time it originally became effective (the “Base Prospectus”), and a prospectus supplement, dated April 1, 2020 (the “Prospectus Supplement”), filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act (together with the Base Prospectus, the “Prospectus”). The Shares are being sold pursuant to Subscription Agreements between the Company and the purchasers (the “Subscription Agreements”). The form of Subscription Agreement was filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the Registration Statement. This opinion is being rendered in connection with the filing of the Prospectus Supplement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement and the Prospectus. In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion including, without limitation: (i) the Registration Statement and the Prospectus; (ii) the Articles of Incorporation and Bylaws of the Company, each as amended to date; (iii) the resolutions adopted by the Board of Directors of the Company or authorized committees thereof (either at meetings or by unanimous written consent) authorizing the issuance and sale of the Shares pursuant to the terms of the Registration Statement, including to establish the sale price of the Shares; (iv) the Subscription Agreements; and (v) such other documents and records and matters of law as we have deemed necessary or appropriate for purposes of this opinion. In our examination of such documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents. Our opinions expressed herein are subject to the following qualifications and exceptions: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent